Exhibit 28(i)(2)

                               CONSENT OF COUNSEL


         We consent to the reference to our Firm under the heading "Counsel" in Post-Effective Amendment No. 74 to the Registration Statement on Form N-1A of The GAMCO Mathers Fund as filed with the Securities and Exchange Commission on or about April 30, 2010.




/S/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
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PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
April 30, 2010